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                                 Exhibit 99(a)


                                REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           CAMCO FINANCIAL CORPORATION

           CAMCO FINANCIAL CORPORATION SPECIAL MEETING OF STOCKHOLDERS
                                  _______, 1999

         The undersigned stockholder of Camco Financial Corporation ("Camco Financial") hereby constitutes and appoints __________ and ____________, or either one of them, as the proxy or proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Stockholders of Camco Financial to be held at _____________________, on ____________, 1999, at __:00 _.m. Eastern Daylight Time (the "Special Meeting"), all of the shares of Camco common stock which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Prospectus and Joint Proxy Statement:

1. The adoption of the amendment to the Certificate of Incorporation to increase the authorized number of shares of stock to _________:

         [ ]    FOR     [ ]    AGAINST      [ ]    ABSTAIN


2. The adoption of the Agreement of Merger and Plan of Reorganization dated August 6, 1999, by and among Camco Financial, Westwood Homestead Financial Corporation and The Westwood Homestead Savings Bank:

         [ ]    FOR     [ ]    AGAINST      [ ]    ABSTAIN

3. In their discretion, upon such other business as may properly come before the Special Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" the proposals listed above.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSALS STATED ABOVE.

IMPORTANT: PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.


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At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Stockholders of Camco Financial and of the accompanying Prospectus and Joint Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


----------------------------                ------------------------------
Signature                                   Signature


----------------------------                ------------------------------
Print or Type Name                          Print or Type Name


Dated: _____________________                Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.